Exhibit 99.1

For Immediate Release

Contact:  Stock Information Center

(877) 860-2091

SOUND FINANCIAL BANCORP, INC., COMMENCES SYNDICATED COMMUNITY OFFERING, ANNOUNCES PRELIMINARY RESULTS OF SUBSCRIPTION AND COMMUNITY OFFERING AND INCREASES PURCHASE LIMITS

Seattle, WA, August 6, 2012 – Sound Financial Bancorp, Inc. (the “Company”), the proposed new stock holding company for Sound Community Bank (the “Bank”), announced today it will commence beginning on August 6, 2012, the syndicated community offering portion of the second-step conversion to sell shares of its common stock not subscribed for in the subscription offering or the community offering.  On a preliminary basis, approximately 855,974 shares were subscribed for in the subscription and community offerings for which Keefe, Bruyette & Woods, Inc. acted as selling agent. The total number of shares sold assumes 91,800 shares are subscribed for by the Sound Community Bank Employee Stock Ownership Plan, or 8% of the total number of shares being offered at the minimum of the offering range. The final Employee Stock Ownership Plan subscription will be 8% of the total number of shares sold. All orders properly executed in the subscription and community offerings will be filled in whole.

 The syndicated community offering will be managed by Keefe, Bruyette & Woods, Inc. and conducted on a best efforts basis whereby Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of common stock in the syndicated community offering.

The completion of the conversion and offering is subject to, among other things, selling a minimum of 1,147,500 shares in the offering and receipt of final regulatory approvals, including approval of the amount of stock sold in the offering.  The completion of the stock offering is also subject to approval of the Bank’s Plan of Conversion and Reorganization by the Bank’s depositors eligible to vote at a special meeting to be held on August 15, 2012 and Sound Financial, Inc.’s shareholders (including the approval of a majority of the shares held by persons other than the MHC) eligible to vote at its annual meeting also to be held on August 15, 2012.

Sound Financial Bancorp also announced that it has increased the individual purchase limitation and the overall group purchase limitation of the common stock sold in the offering to 55,000 shares ($550,000).  Persons who submitted orders in the subscription and community offerings at the original maximum purchase limitation may increase their order by submitting an additional stock order form with full payment for the additional shares ordered. Interested persons should request offering materials and return stock order forms promptly. All other eligible subscribers who properly completed and timely submitted a stock order form will be allocated the number of shares of common stock requested in their stock order form.  Sound Financial Bancorp may terminate the syndicated community offering at any time.

The terms and conditions of the syndicated community offering are more fully set forth in Sound Financial Bancorp’s prospectus dated June 29, 2012. The offering is made only by the prospectus, as supplemented, and shares may only be subscribed for using the order forms provided by Sound Financial Bancorp. If the offering is extended beyond September 14, 2012, subscribers will have the right to modify or rescind their purchase orders.

Sound Financial, Inc. is the holding company for Sound Community Bank, a federal savings bank headquartered in Seattle, Washington.  Sound Community Bank is a Seattle-based community bank, providing personal and business banking services in King, Pierce, Snohomish and Clallam Counties.

This press release contains certain forward-looking statements about the conversion and reorganization.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the Plan of Conversion and Reorganization, difficulties in selling the conversion stock or in selling the conversion stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and Bank are engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement.

Sound Financial Bancorp, Inc. has filed a document with the Securities and Exchange Commission that serves as the prospectus for the shares of Sound Financial Bancorp common stock to be issued in exchange for shares of Sound Financial, Inc. common stock and as a proxy statement for the annual meeting of shareholders of Sound Financial, Inc. Stockholders of Sound Financial, Inc. are urged to read the proxy statement/prospectus because it contains important information. Stockholders and investors are able to obtain all documents filed with the Securities and Exchange Commission by Sound Financial, Inc. and Sound Financial Bancorp, Inc. free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Sound Financial, Inc. are available free of charge from the Corporate Secretary of Sound Financial Inc. at 2005 5th Avenue, Suite 200, Seattle, Washington 98121, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of Sound Financial, Inc. are participants in the solicitation of proxies in favor of the conversion from the stockholders of Sound Financial, Inc. Information about the directors and executive officers of Sound Financial, Inc. is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.